Exhibit 10.2

SEVENTH LOAN MODIFICATION AGREEMENT

This Seventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 1, 2013 by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017 (“Bank”) and CHYRON CORPORATION, a New York corporation with its chief executive office located at 5 Hub Drive, Melville, New York 11747 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 19, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 19, 2008, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 16, 2009, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of June 18, 2009, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of March 24, 2010, between Borrower and Bank, as further amended by a certain Fourth Loan Modification Agreement dated as of March 24, 2011, between Borrower and Bank, as further amended by a certain Fifth Loan Modification Agreement dated as of December 28, 2011, between Borrower and Bank, and as further amended by a certain Sixth Loan Modification Agreement dated as of August 13, 2012, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 2.1.1(a) (Revolving Advances; Availability) thereof:

“           (a)           Availability.  Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

and inserting in lieu thereof the following:

“           (a)           Availability.  Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount.  Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.”

2.	The Loan Agreement shall be amended by inserting the following new Section 2.3(g) (entitled “Application of Payments”) to appear immediately following the existing Section 2.3(f) (Payments) thereof:

“           (g)           Application of Payments.  Subject to Section 6.11(c) hereof, Bank shall apply the whole or any part of collected funds against the Revolving Line or credit such collected funds to a depository account of Borrower with Bank (or an account maintained by an Affiliate of Bank), the order and method of such application to be in the sole discretion of Bank.  Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.”

3.	The Loan Agreement shall be amended by deleting the following provisions appearing in Section 3.2 (Conditions Precedent to all Credit Extensions) thereof:

 “           (a)           except as otherwise provided in Section 3.4(a), timely receipt of an executed Payment/Advance Form;

(b)           the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

and inserting in lieu thereof the following:

“           (a)           except as otherwise provided in Section 3.4(a), timely receipt of an executed Transaction Report;

(b)           the representations and warranties in Section 5 shall be true in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and”

4.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 3.4(a) (Procedures for Borrowing; Advances) thereof:

“           (a)           Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance (other than Advances under Sections 2.1.2 or 2.1.4), Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Advances to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“           (a)           Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Eastern time on the Funding Date of the Advance.  In connection with such notification, Borrower must promptly deliver to Bank by electronic mail a completed Transaction Report executed by an Authorized Signer together with such other reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.  Bank shall credit proceeds of an Advance to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.”

5.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 5.3 (Accounts Receivable) thereof in its entirety:

“           5.3           Accounts Receivable.  For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be.  After an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”

and inserting in lieu thereof the following:

“           5.3           Accounts Receivable.

(a)           For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account.

(b)           All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”

6.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.2 (b) thereof:

“           (b)           Within thirty (30) days after the last day of each month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date).”

and inserting in lieu thereof the following:

“           (b)           within twenty (20) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date , and (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, as requested by Bank.”

7.	The Loan Agreement shall be amended by inserting the following new Section 6.2(e) to appear immediately following the existing Section 6.2(d) thereof:

“           (e)           a Transaction Report (and any schedules related thereto) (i) with each request for an Advance,  and (ii) within thirty (30) days after the end of each month.”

8.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 6.7(b) (Tangible Net Worth) thereof:

“	(b)
Tangible Net Worth.  To be tested as of the last day of each of Borrower’s fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the Effective Date, (ii) on and after 2009 Effective Date No. 2 through and including the date that is one (1) day prior to the 2010 Effective Date, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after 2009 Effective Date No. 2, (iii) (x) on and after the 2010 Effective Date through and including the date that is one (1) day prior to the 2011 Effective Date, Twenty-Two Million Dollars ($22,000,000.00), and (y) on and after the 2011 Effective Date, Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00), provided, however, that such amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of convertible or other indebtedness for borrowed money after the 2011 Effective Date, plus (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the 2011 Effective Date.”

and inserting in lieu thereof the following:

“	(b)
Tangible Net Worth.  To be tested as of the last day of each of Borrower’s fiscal quarters, Tangible Net Worth of at least: (i) prior to 2009 Effective Date No. 2, Six Million Five Hundred Thousand Dollars ($6,500,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after the Effective Date, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the Effective Date, (ii) on and after 2009 Effective Date No. 2 through and including the date that is one (1) day prior to the 2010 Effective Date, Twenty-Four Million Dollars ($24,000,000.00), provided, however, that such required amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of Subordinated Debt after 2009 Effective Date No. 2, and (B) any positive quarterly Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after 2009 Effective Date No. 2, (iii) (x) on and after the 2010 Effective Date through and including the date that is one (1) day prior to the 2011 Effective Date, Twenty-Two Million Dollars ($22,000,000.00), and (y) on and after the 2011 Effective Date through and including December 31, 2012, Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00), provided, however, that such amount shall increase by an amount equal to sixty percent (60.0%) of the sum of the (A) gross proceeds received by Borrower from the sale of its equity or the incurrence of convertible or other indebtedness for borrowed money after the 2011 Effective Date, plus (B) any positive quarterly

                      Net Income earned by Borrower during any of Borrower’s fiscal quarters ending after the 2011 Effective Date.”

9.
The Loan Agreement shall be amended by inserting the following new Section 6.7(c) (entitled “Maximum EBITDA Loss”) to appear immediately following the existing Section 6.7(b) (Tangible Net Worth) thereof:

“           (c)           Maximum EBITDA Loss.  Reported as of the last day of each quarter, the cumulative maximum EBITDA loss for each of the following periods shall not exceed the following:  (i) One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) for the quarter ending March 31, 2013; (ii) One Million Nine Hundred Fifty Thousand Dollars ($1,950,000.00) for the six-month period ending on June 30, 2013; (iii) Two Million Two Hundred Twenty-Five Thousand Dollars ($2,225,000.00) for the nine-month period ending on September 30, 2013; and (iv) Two Million Seventy-Five Thousand Dollars ($2,075,000.00) for the twelve-month period ending on December 31, 2013.”

10.	The Loan Agreement shall be amended by inserting the following new Section 6.11 (entitled “Accounts Receivable”) to appear immediately following the existing Section 6.10 (Further Assurances) thereof:

“           6.11           Accounts Receivable.

(a)           Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein.  If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts.  In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(b)           Disputes.  Borrower shall promptly notify Bank of all disputes or claims relating to Accounts.  Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

(c)           Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  Bank shall require that Borrower direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic deposit capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”), pursuant to a blocked account agreement in form and substance satisfactory to as Bank.  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account to be applied to immediately reduce the Obligations; provided that during a Streamline Period, such payments and proceeds shall be transferred to the Designated Deposit Account.

(d)Returns.  Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank.  In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

(e) Verification.  Bank may, from time to time, upon the occurrence and during the continuance of a Default or an Event of Default, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account.

(f)           No Liability.  Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account.  Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.”

11.	The Loan Agreement shall be amended by inserting the following new Section 6.12 (entitled “Remittance of Proceeds”) to appear immediately following Section 6.11 (Accounts Receivable) thereof:

“           6.12           Remittance of Proceeds.  Except as otherwise provided in Section 6.11(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.3(g) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Twenty Five Thousand Dollars ($25,000.00) or less (for all such transactions in any fiscal year).  Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank.  Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.”

12.	The Loan Agreement shall be amended by deleting the following provision appearing as Section 9.4 (Application of Payments and Proceeds) thereof in its entirety:

“           9.4           Application of Payments and Proceeds.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate charged by Bank, and secured by the Collateral.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.”

and inserting in lieu thereof the following:

“           9.4           Application of Payments and Proceeds.  Pursuant to the terms of Section 6.11(c), Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations.  Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency.  If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.”

13.	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.”

“           “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.”

“           “Net Income” means, as calculated for Borrower for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower for such period taken as a single accounting period.”

 “           “Revolving Line” is an Advance or Advances in an amount equal to Three Million Dollars ($3,000,000.00).”

and inserting in lieu thereof the following:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances, and minus (c) the outstanding principal amount of all Term Loan Advances.”

“           “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.”

“           “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

“           “Revolving Line” is an Advance or Advances in an amount equal to Two Million Dollars ($2,000,000.00).”

14.	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“           “2013 Effective Date” is March 1, 2013.”

“           “Default” means any event which with notice or the passage of time, or both, would constitute an Event of Default.”

“           “EBITDA” shall mean (a) Net Income, plus (b) net Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense.”

“           “Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

“           “Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.”

“           “Streamline Period” is, on and after the 2013 Effective Date, provided no Event of Default has occurred and is continuing, the period of time (a) commencing on the first (1st) day of the month following the month in which Borrower reports to Bank that Borrower has maintained an Adjusted Quick Ratio of greater than or equal to 1.50 to 1.00, as confirmed by Bank in its sole discretion (the “Streamline Threshold”); and (b) ending on the earlier to occur of (i) an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its sole discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for thirty (30) consecutive days, as determined by Bank, in its sole discretion, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.”

“           “Streamline Threshold” is defined in the definition entitled “Streamline Period” appearing alphabetically in this Section 13.1.”

“           “Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit E.”

15.	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

16.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit 1 hereto.

17.	The Transaction Report appearing as Exhibit 2 hereto is hereby added to the Loan Agreement as Exhibit E.

B.	Waivers.

1.
Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the Tangible Net Worth covenant set forth in Section 6.7(b) thereof as of the quarter ending December 31, 2012.  Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific period.

4. FEES.  Borrower shall pay to Bank a modification fee equal to Five Thousand Dollars ($5,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of December 28, 2011, between Borrower and Bank (the “Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10. CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

11. COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

CHYRON CORPORATION

By: /s/ Jerry Kieliszak

Name: Jerry Kieliszak

Title: SVP & CFO, Treasurer and Corporate Secretary

BANK:

SILICON VALLEY BANK

By: /s/ A. Bonnie Ryan Arrante

Name: A. Bonnie Ryan Arrante

Title: Vice President

EXHIBIT 1

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK                                                                                           Date:

FROM:  CHYRON CORPORATION

The undersigned authorized officer of CHYRON CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 90 days	Yes No
Transaction Reports	Monthly within 30 days and with each request for an Advance	Yes No
A/R & A/P Agings	Monthly within 20 days	Yes No
Board-approved projections	FYE within 60 days, and contemporaneously with any updates or changes thereto	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times:

Adjusted Quick Ratio (to be tested on the last day of each month)	1.20:1.0	____:1.0	Yes No
Maximum EBITDA Loss (to be reported on the last day of each quarter)	$*	$________	Yes No

*As set forth in Section 6.7(c) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

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CHYRON CORPORATION By: Name: Title:	BANK USE ONLY Received by: authorized signer Date: Verified: authorized signer Date: Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.20:1.00

Actual:                                ____:1.00

A.	Aggregate value of the unrestricted cash of Borrower	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of lines A through B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that mature within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$
F.	Current Liabilities (the sum of lines D and E)	$
G	Deferred Revenue	$
H	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.20:1.00?

_______  No, not in compliance                                                                                                _______   Yes, in compliance

II.           Maximum EBITDA Loss (Section 6.7(c))

Required:                      $_________ (as set forth in Section 6.7(c) of the Agreement)

Actual:                                $_________

_______                        No, not in compliance                                                                                     _______                        Yes, in compliance

EXHIBIT 2

EXHIBIT E – TRANSACTION REPORT

[to be provided by Bank]